Exhibit 4.1

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES OR “BLUE-SKY” LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

No.	For the Purchase of shares of Common Stock

WARRANT TO PURCHASE COMMON STOCK

OF

dELiA*s, INC.

(A DELAWARE CORPORATION)

dELiA*s, INC., a Delaware corporation (the “Company”), for value received, hereby certifies that MLF Investments LLC, a Delaware limited liability company (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or before the first to occur of 5:00 p.m. Eastern Standard Time on                         , 2015 and the termination of this Warrant as provided in Section 7 hereof, up to an aggregate of                      (            ) shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), at a purchase price equal to $                     per share, as may be adjusted upon the occurrence of certain events as set forth in Section 3 of this Warrant. The shares of stock issuable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

1. Exercise.

1.1 Manner of Exercise; Method of Payment. This Warrant may be exercised by the Holder, in whole or in part (so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock), by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the aggregate Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Purchase Price may be made by either (i) cash, (ii) a certified or cashier’s check payable to the order of the Company, (iii) exercise of the net issuance option pursuant to Section 1.4 of this Warrant, or (iv) any combination of the foregoing methods.

1.2 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

1.3 Delivery of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within twenty (20) days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates for the number of full shares of Warrant Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 2 hereof, and

(b) if such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

1.4 Net Issuance Option; Market Value. Notwithstanding any provisions herein to the contrary, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed and completed notice of exercise in the form of Exhibit A hereto, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y (A-B)
A

Where X	=	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 1.4

Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation) pursuant to this Section 1.4

A	=	the Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B	=	the Purchase Price (as adjusted to the date of such calculation) in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.4

Upon any such exercise, the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be reduced by such designated number of shares of Warrant Stock and, if a balance of purchasable shares of Warrant Stock remains after such exercise, the Company shall execute and deliver to the Holder a new Warrant for such balance of shares of Warrant Stock. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Section 1.4 be made, or at such later date as may be specified in such request. For purposes of this Warrant, “Market Value” of the Company’s Common Stock shall mean, as of any date of determination, the closing sale price of the Company’s Common Stock on the NASDAQ National Market (or other exchange on which the Common Stock is traded at the time of such determination) or if the Company’s Common Stock is not traded on an exchange, the fair market value of such share as determined in good faith by the Board of Directors in its reasonable business judgment upon review of all relevant factors.

2. Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded down to the nearest whole number, and in lieu of any fractional share to which any holder would otherwise be entitled upon such exercise, the Company shall pay cash equal to such fraction multiplied by the Market Value of the Company’s Common Stock on the trading day immediately preceding the date the Warrant is exercised.

3. Certain Adjustments.

3.1 Changes in Common Stock. If the Company shall (i) combine the outstanding shares of Common Stock into a lesser number of shares, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares or (iii) issue additional shares of Common Stock as a dividend or other distribution with respect to the Common Stock, the number of shares of Warrant Stock shall be equal to the number of shares which the Holder would have been entitled to receive after the happening of any of the events described above if such shares had been issued immediately prior to the happening of such event, such adjustment to become effective concurrently with the effectiveness of such event. Whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted as provided in this Section 3.1, the Purchase Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Purchase Price in effect immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 3 shall exclude any shares then directly or indirectly held in the treasury of the Company.

3.2 Reorganizations and Reclassifications. If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 3.1), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

3.3 Merger, Consolidation or Sale of Assets. Subject to the provisions of Section 7, if there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 to the end that the provisions of this Section 3 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

3.4 Dividends; Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction, but not including any distribution of cash) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a) the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction of which (A) the numerator shall be the Market Value of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the

Weighted Average Price of the Common Stock on the trading day immediately preceding such record date; and

(b) either (i) the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock issuable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (a), or (ii) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (a).

For purposes of this Section 3.4, “Weighted Average Price” means the dollar volume-weighted average price for the Common Stock on the NASDAQ National Market (or other exchange on which the Common Stock is traded at the time of such determination) as reported by Bloomberg through its “Volume at Price” function. If the Weighted Average Price cannot be calculated for such security on such date on the foregoing basis, the Weighted Average Price of such Common Stock on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company.

3.5 Certificate of Adjustment. When any adjustment is required to be made in the Purchase Price, the Company shall mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment unless challenged by the Holder within twenty (20) days of receipt thereof. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 3.

4. Compliance with Securities Act.

4.1 Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock except in accordance with the provisions of the Securities Act or pursuant to an exemption therefrom.

4.2 Investment Letter. Without limiting the generality of Section 4.1, unless the offer and sale of any shares of Warrant Stock shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Warrant Stock unless and until the Holder shall have executed an investment letter in form and substance reasonably satisfactory to the Company, including a warranty at the time of such exercise that the Holder is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares.

4.3 Legend. Certificates delivered to the Holder pursuant to Section 1.3 shall bear the following legend or a legend in substantially similar form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR “BLUE-SKY” LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

5. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants that all shares of Warrant Stock so issuable will, when issued, be duly and validly issued and fully paid and nonassessable, and the Company shall pay all taxes in respect of the issuance thereof, other than any income tax or property tax imposed on the holder thereof or any tax imposed in connection with any transfer included in the issuance of a certificate for shares of Warrant Stock or any other securities in any name other than that of the holder hereof.

6. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required and the holder hereof is other than the original holder) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

7. Termination Upon Certain Events. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the corporation form of or state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, or the liquidation or dissolution of the Company, then as a part of such transaction, at the Company’s option, either:

(a) provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto (and, in such case, appropriate adjustment shall be made in the application of the provisions of this Section 7(a) to the end that the provisions of

Section 3 hereof shall be applicable after that event in as nearly equivalent a manner as may be practicable); or

(b) this Warrant shall terminate on the effective date of such merger, consolidation or sale (the “Termination Date”) and become null and void, provided that if this Warrant shall not have otherwise terminated or expired, (1) the Company shall provide the Holder written notice of such Termination Date at least twenty (20) days prior to the occurrence thereof and (2) this Warrant shall then become immediately exercisable by the Holder with respect to all of the shares of Common Stock for which this Warrant is then exercisable, and the Holder shall have the right until 5:00 p.m., Eastern Standard Time, on the day immediately prior to the Termination Date to exercise its rights hereunder to the extent not previously exercised.

8. Transferability. Without the prior written consent of the Company, whose consent shall not be unreasonably be withheld, this Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process; provided that, this Warrant may be transferred by the Holder as a dividend or distribution to the members, partners or stockholders of the Holder at anytime or bona fide gift without consideration or in connection with a transfer not involving a change in beneficial ownership; provided, further that any such permitted transfer with respect to less than all of the Warrant may only be effected if the portion so transferred is exercisable with respect to no less than 50,000 shares of the Company’s Common Stock. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this Section 8, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

9. No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

10. Notices. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at its offices at 435 Hudson Street, New York, New York 10014, Attn: Chief Executive Officer or such other address as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

11. Waivers and Modifications. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions.

The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

12. Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

13. Governing Law. This Warrant will be governed by and construed in accordance with and governed by the laws of New York, without giving effect to the conflict of law principles thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Warrant has be executed by the undersigned as of the              day of                                 , 2005.

dELiA*s, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

EXHIBIT A

PURCHASE FORM

To:	dELiA*s, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.         ), hereby irrevocably elects to purchase                          shares of the Common Stock, par value $0.001 per share (the “Common Stock”) of dELiA*s, INC., covered by such Warrant and herewith tenders payment representing the full purchase price for such shares at the price per share provided for in such Warrant by:

(i) enclosing cash and/or a certified or cashier’s check payable to the order of the Company in the aggregate amount of $                        ; and/or

(ii) hereby authorizing the cancellation of                          shares of Common Stock for which the Warrant may be exercised (the “Warrant Stock”).

[Include if shares are not registered at time of exercise] The undersigned is aware that the Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Warrant Stock, (2) it has had the opportunity to ask questions concerning the Warrant Stock and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Stock and the Company and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Stock and to make an informed investment decision relating thereto.

The undersigned hereby represents and warrant that it is purchasing the Warrant Stock for its own account for investment and not with a view to the sale or distribution of all or any part of the Warrant Stock.

[Include if shares are not registered at time of exercise] The undersigned understands that because the Warrant Stock has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Stock unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Stock, or (2) the Company receives an opinion satisfactory to the Company of the undersigned’s legal counsel stating that such transaction is exempt from registration.

[Include if shares are not registered at time of exercise] The undersigned consents to the placing of a legend on its certificate for the Warrant Stock stating that the Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Stock until the Warrant Stock may be legally resold or distributed without restriction.

The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.

Dated:

2